Exhibit (a)(1)(B)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

Letter of Transmittal

To Tender Shares of Common Stock

of

Nanosphere, Inc.

at

$1.70 Net Per Share

Pursuant to the Offer to Purchase dated June 2, 2016

by

Commodore Acquisition, Inc.

a wholly-owned subsidiary of

Luminex Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, AT THE END OF JUNE 29, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The Depositary for the Offer is:

If delivering by first class, registered or certified mail:	If delivering by hand or courier (until 5:00 P.M. Eastern Daylight Time on Wednesday, June 29, 2016):

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Stockholders	Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)
Please fill in name and address if blank (Letter of Transmittal must be signed by all registered stockholders)	Certificate Number(s) and/or indicate Book-Entry Shares	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered(1)(2)

Total Shares Tendered

(1)   If Shares are held in book-entry form, you must indicate the number of Shares you are tendering.

(2)   Unless otherwise indicated, all Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND OBTAIN AND COMPLETE AN IRS FORM W-9 IF YOU ARE A U.S. HOLDER OR A W-8BEN OR OTHER APPLICABLE IRS FORM W-8 IF YOU ARE A NON-U.S. HOLDER. IRS FORMS W-9, W-8BEN AND OTHER IRS FORMS W-8 ARE AVAILABLE FROM THE DEPOSITARY OR FROM THE INTERNAL REVENUE SERVICE WEB SITE, AT HTTP://WWW.IRS.GOV.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFER DOCUMENTS, YOU SHOULD CALL INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER, AT (212) 750-5833 (COLLECT) IF YOU ARE A BANK OR BROKERAGE FIRM OR OTHERWISE AT (888) 750-5834 (TOLL-FREE).

You have received this Letter of Transmittal in connection with the offer of Commodore Acquisition, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Luminex Corporation, a Delaware corporation (“Luminex”), to purchase all shares of common stock of Nanosphere, Inc., a Delaware corporation (“Nanosphere”), par value $0.01 per share (each, a “Share”) that are issued and outstanding, at a price of $1.70 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, as described in the Offer to Purchase, dated June 2, 2016.

You should use this Letter of Transmittal to deliver to American Stock Transfer & Trust Company, LLC (the “Depositary”) Shares represented by stock certificates for tender. If you are delivering your Shares by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company (“DTC”), you may use this Letter of Transmittal or you may use an Agent’s Message (as defined in Instruction 2 below). In this document, stockholders who deliver certificates representing their Shares are referred to as “Certificate Stockholders” and stockholders who deliver their Shares through book-entry transfer are referred to as “Book-Entry Stockholders.”

If certificates for your Shares are not immediately available or you cannot deliver your certificates and all other required documents to the Depositary prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase), or you cannot comply with the book-entry transfer procedures on a timely basis, you may nevertheless tender your Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2. Delivery of documents to DTC will not constitute delivery to the Depositary.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER THROUGH DTC):

Name of Tendering Institution:

DTC Participant Number:	Transaction Code Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING. PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY.

Name(s) of Registered Owner(s):

Window Ticket Number (if any) or DTC Participant Number:

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

NOTE:    SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Commodore Acquisition, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Luminex Corporation, a Delaware corporation (“Luminex”), the above-described shares of common stock of Nanosphere, Inc., a Delaware corporation (“Nanosphere”), par value $0.01 per share (each, a “Share”), pursuant to the Offer to Purchase, dated June 2, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), at a price of $1.70 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and this Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”). The undersigned understands that Purchaser reserves the right, subject to the provisions of the Merger Agreement (as defined in the Offer to Purchase), to assign in its sole discretion, any or all of its rights, interests or obligations under the Merger Agreement, to Luminex or any direct or indirect wholly-owned Luminex subsidiary, including the right to purchase all or any portion of Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer and will in no way prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), subject to, and effective upon, acceptance for payment and payment for Shares validly tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser, all right, title and interest in and to all of Shares being tendered hereby and any and all dividends, distributions, rights, other Shares or other securities issued or issuable in respect of such Shares after June 29, 2016 (collectively, “Distributions”). In addition, the undersigned hereby irrevocably appoints American Stock Transfer & Trust Company, LLC (the “Depositary”) as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such Shares and any Distributions with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to the fullest extent of such stockholder’s rights with respect to such Shares and any Distributions (a) to deliver any certificates representing Shares (the “Share Certificates”), any Distributions, or transfer of ownership of such Shares and any Distributions on the account books maintained by the Depository Trust Company (“DTC”) together, in each such case, with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (b) to present such Shares and any Distributions for transfer on the books of Nanosphere, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares and any Distributions, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby irrevocably appoints each of the designees of Purchaser as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to the full extent of such stockholder’s rights with respect to Shares tendered hereby which have been accepted for payment and with respect to any Distributions. The designees of Purchaser will, with respect to Shares and any associated Distributions for which the appointment is effective, be empowered to exercise all voting and any other rights of such stockholder, as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of Nanosphere’s stockholders, by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Shares. Such appointment is effective when, and only to the extent that, Purchaser accepts Shares tendered with this Letter of Transmittal for payment pursuant to the Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares and any associated Distributions will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights, to the extent permitted under applicable law, with respect to such Shares and any associated Distributions, including voting at any meeting of stockholders or executing a written consent concerning any matter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares and any Distributions tendered hereby and, when any of the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim. The undersigned hereby represents and warrants that the undersigned is the registered owner of Shares or the Share Certificate(s) have been endorsed to the undersigned in blank or the undersigned is a participant in DTC whose name appears on a security position listing participant as the owner of Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of Shares and any Distributions tendered hereby and accepted for payment. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of Purchaser any and all Distributions in respect of Shares tendered hereby and accepted for payment, accompanied by appropriate documentation of transfer and, pending such remittance or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of any such Distributions and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by Purchaser in its sole and absolute discretion.

It is understood that the undersigned will not receive payment for Shares unless and until Shares are accepted for payment and until the Share Certificate(s) owned by the undersigned are received by the Depositary at the address set forth above, together with such additional documents as the Depositary may require, or, in the case of Shares held in book-entry form through DTC, ownership of Shares is validly transferred on the account books maintained by DTC, and until the same are processed for payment by the Depositary. It is understood that the method of delivery of Shares, the Share Certificate(s) and all other required documents (including delivery through DTC) is at the option and sole risk of the undersigned and that the risk of loss of such Shares, Share Certificate(s) and other documents shall pass only after the Depositary has actually received Shares or Share Certificate(s) (including, in the case of a book-entry transfer through DTC, by Book-Entry Confirmation (as defined below)).

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the acceptance for payment by Purchaser of Shares tendered pursuant to one of the procedures described in Section 3 of the Offer to Purchase will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price in the name(s) of, and/or return any Share Certificate(s) representing Shares not tendered or accepted for payment to, the registered owner(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price and/or return any Share Certificate(s) representing Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered owner(s) appearing under “Description of Shares Tendered.” In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price and/or issue any Share Certificate(s) representing Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name of, and deliver such check and/or return such Share Certificate(s) (and any accompanying documents, as appropriate) to, the person or persons so indicated. The undersigned recognizes that Purchaser has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered owner thereof if Purchaser does not accept for payment any of Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be issued in the name of someone other than the undersigned or if Shares tendered by book-entry transfer which are not accepted for payment are to be returned by credit to an account other than that designated above.

Issue to:

Name:
(Please Print)

Address:
(Include Zip Code)

PLEASE OBTAIN AND COMPLETE AN IRS FORM W-9, IF YOU ARE A U.S. HOLDER, OR A W-8BEN OR OTHER APPLICABLE IRS FORM W-8, IF YOU ARE A NON-U.S. HOLDER. IRS FORMS W-9, W-8BEN AND OTHER IRS FORMS W-8 ARE AVAILABLE FROM THE DEPOSITARY OR FROM THE INTERNAL REVENUE SERVICE WEB SITE, AT HTTP://WWW.IRS.GOV.

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY if Share Certificate(s) not tendered or not accepted for payment and/or the check for the purchase price of Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Tendered” above.

Deliver to:

Name:
(Please Print)

Address:

(Include Zip Code)

IMPORTANT SIGN HERE
AUTHORIZED SIGNATURE

AUTHORIZED SIGNATURE
(Signature(s) of All Owner(s))

Dated:                                       , 2016

(Must be signed by holder(s) exactly as name(s) appear(s) on certificate(s) evidencing the share(s) or by person(s) to whom such share(s) have been assigned and transferred, as evidenced by endorsement, stock powers and other documents transmitted herewith. If signatures by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 4.)

Name(s):

(Please Type or Print)

Name of Firm:

Capacity (full title):
(See Instructions)

Address:

(Include Zip Code)

Daytime Area Code and Telephone No.:

Email:
GUARANTEE OF SIGNATURE(S) (For use by Eligible Institutions only; see Instructions 1 and 4) Place medallion guarantee in space below:

INSTRUCTIONS

Forming Part of the Terms and Conditions to the Offer

1.    Guarantee of Signatures.    Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (which term includes most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this document, includes any participant in DTC whose name appears on a security position listing as the owner of Shares) of Shares tendered herewith and such registered owner has not completed the box titled “Special Payment Instructions” or the box titled “Special Delivery Instructions” on this Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instruction 4.

2.    Delivery of Letter of Transmittal and Certificates or Book-Entry Shares.    This Letter of Transmittal is to be completed by stockholders if Share Certificate(s) are to be forwarded herewith or, unless an Agent’s Message is utilized, if tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase. A manually signed facsimile of this document may be used in lieu of the original. If tenders are to be made pursuant to the procedures for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase, in order to validly tender your Shares, confirmation of any book-entry transfer into the Depositary’s account at DTC of Shares tendered by book-entry transfer (“Book-Entry Confirmation”), as well as this Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, unless an Agent’s Message is utilized, and any other required documents must be received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase prior to the Expiration Time, or you must comply with the guaranteed delivery procedures described below. Any other documents required by this Letter of Transmittal, including, in the case of certificated Shares, any Share Certificate(s) to be forwarded herewith, must also be received by the Depositary at one of its addresses set forth herein prior to the Expiration Time. Please do not send your Share Certificate(s) directly to Purchaser, Luminex or Nanosphere.

Stockholders whose Share Certificate(s) are not immediately available or who cannot deliver all other required documents to the Depositary prior to the Expiration Time or who cannot comply with the procedures for book-entry transfer on a timely basis, may nevertheless tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to such procedures: (a) a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by Purchaser must be received by the Depositary prior to the Expiration Time and (b) Share Certificate(s) representing all tendered Shares, in proper form for transfer (or a Book-Entry Confirmation with respect to such Shares), as well as a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (unless, in the case of a book-entry transfer, an Agent’s Message is utilized), and all other documents required by this Letter of Transmittal, must be received by the Depositary within three NASDAQ Capital Market trading days after the date of execution of such Notice of Guaranteed Delivery.

A Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, must accompany each delivery of Share Certificate(s) to the Depositary.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against the participant.

THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS WILL BE DEEMED MADE AND RISK OF LOSS OF THE SHARE CERTIFICATE(S) SHALL PASS ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF SUCH DELIVERY IS BY MAIL, WE RECOMMEND THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or a manually signed facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for payment.

The undersigned understands and acknowledges that all questions as to validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) in its sole and absolute discretion, and such determination shall be final and binding on all parties, subject to the right to the extension required by applicable laws of any such party to dispute such determination in a court of competent jurisdiction. Purchaser reserves the right to waive any irregularities or defects in the surrender of any Shares or Share Certificate(s) whether or not similar defects or irregularities are waived in the case of any other stockholder or Shares. A tender will not be deemed to have been made until all irregularities have been cured or waived. None of Luminex, Purchaser or any of their respective affiliates or assigns, the Depositary, the Information Agent, Nanosphere or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Purchaser’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Instructions thereto and any other documents related to the Offer) shall be final and binding on all parties, subject to the right, to the extent required by applicable law, of any such party to dispute such interpretation in a court of competent jurisdiction.

3.     Inadequate Space.     If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

4.     Signatures on Letter of Transmittal; Stock Powers and Endorsements.     If this Letter of Transmittal is signed by the registered owner(s) of Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificate(s) without alteration or any other change whatsoever.

If any Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or manually signed facsimiles thereof) as there are different registrations of such Shares.

If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority so to act must be submitted, or in lieu of evidence the signatures must be guaranteed by an Eligible Institution noted; see Instruction 1.

If this Letter of Transmittal is signed by the registered owner(s) of Shares listed and transmitted hereby, no endorsements of any Share Certificate(s) or separate stock powers are required unless payment is to be made to, or Share Certificate(s) representing Shares not tendered or accepted for payment are to be issued in the name of, a person other than the registered owner(s). Signatures on such Share Certificate(s) or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Share(s) listed, the Share Certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear(s) on the Share Certificate(s). Signatures on such Share Certificate(s) or stock powers must be guaranteed by an Eligible Institution.

5.     Transfer Taxes.     Purchaser will pay any transfer taxes with respect to the transfer and sale of Shares to it or to its order pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include United States federal income or backup withholding taxes). If, however, payment of the purchase price is to be made to, or (in the circumstances permitted hereby) if Share Certificate(s) not tendered or accepted for payment are to be registered in the name of, any person other than the registered owner(s), or if tendered Share Certificate(s) are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered owner(s) or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

6.     Special Payment and Delivery Instructions.     If a check is to be issued in the name of, and/or Share Certificate(s) representing Shares not tendered or accepted for payment are to be issued or returned to, a person other than the signer(s) of this Letter of Transmittal or if a check and/or such certificates are to be mailed to a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box titled “Description of Shares Tendered” above, the appropriate boxes on this Letter of Transmittal must be completed. Stockholders delivering Shares tendered hereby or by Agent’s Message by book-entry transfer may request that Shares not purchased be credited to an account as such stockholder may designate in the box titled “Special Payment Instructions” herein. If no such instructions are given, all such Shares not purchased will be returned by crediting the same account as the account from which such Shares were delivered.

7.     Requests for Assistance or Additional Copies.     Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker, dealer, commercial bank, trust company or other nominee. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at Purchaser’s expense.

8.     Backup Withholding.     In order to avoid U.S. federal “backup withholding,” currently at a rate of twenty-eight percent with respect to cash received in exchange for Shares in the Offer, a stockholder submitting Shares must (a) provide the Depositary with a properly completed IRS Form W-9 indicating an exemption from backup withholding and sign such form under penalties of perjury or (b) provide the Depositary with a properly completed IRS Form W-8BEN or other applicable IRS Form W-8, and sign such form under penalties of perjury. IRS Forms W-9, W-8BEN and other IRS Forms W-8 are available from the Depositary or from the Internal Revenue Service web site, at http://www.irs.gov.

9.     Lost, Destroyed, Mutilated or Stolen Share Certificate(s).     If any Share Certificate has been lost, destroyed, mutilated or stolen, the stockholder should promptly notify Nanosphere’s share transfer agent, American Stock Transfer & Trust Company, LLC, at (800) 937-5449 or (718) 921-8124 . The stockholder will then be instructed as to the steps that must be taken in order to replace the Share Certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen Share Certificate(s) have been followed. You may be required to post a bond to secure against the risk that the Share Certificates may be subsequently recirculated. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Share Certificates have been followed.

10.     Waiver of Conditions.     Subject to the terms and conditions of the Offer and the Merger Agreement (each as defined in the Offer to Purchase) and the applicable rules and regulations of the Securities and Exchange Commission, the conditions of the Offer may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF) OR AN AGENT’S MESSAGE, TOGETHER WITH SHARE CERTIFICATE(S) OR BOOK-ENTRY CONFIRMATION OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION TIME.

The Depositary for the Offer Is:

If delivering by first class, registered or certified mail:	If delivering by hand or courier (until 5:00 P.M. Eastern Daylight Time on Wednesday, June 29, 2016):
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Any questions or requests for assistance may be directed to either the Information Agent at the telephone number and address set forth below. Requests for additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

501 Madison Avenue, 20th Floor

New York, NY 10022

Nanosphere Security Holders

Call Toll Free: (888) 750-5834

from the U.S. and Canada

Banks and Brokers

Call Collect: (212) 750-5833

June 2, 2016